UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 17, 2015

Rocket Fuel Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36071	30-0472319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Seaport Blvd.
Redwood City, CA 94063
(Address of principal executive offices, including zip code)
(650) 595-1300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Relocation Benefits for Chief Financial Officer
On March 17, 2015, the Compensation Committee of the Board of Directors of Rocket Fuel Inc. (the “Company”) approved the Company’s entry into a letter agreement (the “Letter Agreement”) with its Chief Financial Officer, David Sankaran, pursuant to which Mr. Sankaran may become entitled to certain relocation assistance benefits. These benefits include the provision of temporary housing for him through June 30, 2015, reimbursement of his hotel expenses from his start date on December 15, 2014 through the date he is placed in temporary housing, and a relocation assistance payment of $100,000 to be paid to him on July 1, 2015. These benefits are in addition to any relocation benefits to which Mr. Sankaran may become entitled under his offer letter with the Company dated December 5, 2014.

The foregoing description is qualified in its entirety by reference to the full text of the Letter Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ending March 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKET FUEL INC.

By: /s/ DAVID SANKARAN
David Sankaran Chief Financial Officer (Principal Financial and Accounting Officer)

Date: March 20, 2015